REVISED EXHIBIT 1

Electric bicycles1

ElectriCruizer(TM)/ElectriCruizer Step-thru(TM)
         Frame:                     High Tensile Steel
         Fork:                      Rigid, High Tensile Steel
         Power System:              Dual Motor, Rear Drive
         Battery Pack:2             17 Amp Hour
         Charger:                   6 Amp, 110 VAC or 220 VAC
         Headset:                   1" Steel-Threaded
         Handlebar:                 Swept-Back, Mid-Rise
         Derailleurs:               Front: N/A, Rear: Shimano
         Shift Levers:              Grip-Shift, 6-Speed
         Crankset:                  OPC-Steel
         Freewheel:                 Index Compatible, 6-Speed
         Brakes:                    Alloy Cantilever, Front & Rear
         Hubs:                      Nutted Alloy, Front & Rear
         Tires:                     26x2.125, White Walls
         Rims:                      Double-Wall Alloy, 36 Hole
         Saddle:                    Dual Spring, Comfort Saddle
         Options:                   Fenders, Double Baskets, Q/R Seat Clamp

ZapFlash(TM)
         Frame:                     Full Butted Cro-Moly
         Fork:                      Rock Shox, Indy-C
         Power System:              Dual Motor, Rear Drive
         Battery Pack:              17 Amp Hour, Quick Release
         Charger:                   6 Amp, 110 VAC or 220 VAC
         Headset:                   1 1/8" Direct-Connect
         Handlebar:                 Alloy, Flat 6 Degree Bend
         Derailleurs:               Shimano STX-RC, Front & Rear
         Shift Levers:              Grip-Shift, 24-Speed
         Crankset:                  Shimano STX-Triple
         Freewheel:                 Shimano, 8-Speed
         Brakes:                    Shimano Alivio Cantilever, Front & Rear
         Hubs:                      STX-RC, Quick Release, Front & Rear
         Tires:                     26x1.6, Zap Power Tires
         Rims:                      Double-Wall Alloy, 32 Hole
         Saddle:                    Gel ATB
         Options:                   Fuel Gauge, Dual Beam Headlights

ZapForce(TM)/Zap Patrol Bike
         Frame:                     Full Aluminum
         Fork:                      Rock Shox, Indy-C
         Power System:              Dual Motor, Rear Drive
         Battery Pack:              17 Amp Hour, Quick Release
         Charger:                   6 Amp, 110 VAC or 220 VAC
         Headset:                   1 1/8" Direct-Connect
         Handlebar:                 Alloy, Flat 6 Degree Bend
         Derailleurs:               Front: Shimano STX, Rear: Shimano XT
         Shift Levers:              Shimano, Rapid-Fire SL, 24-Speed
         Crankset:                  Sugino Impel-Triple, 175 mm
         Freewheel:                 Shimano, 8-Speed
         Brakes:                    Shimano LX, V Brakes
         Hubs:                      STX-RC, Quick Release, Front & Rear
         Tires:                     26x1.6, Zap Power Tires
         Rims:                      Double-Wall Alloy, 36 Hole
         Saddle:                    Gel ATB
         Options:                   Rack Top Bag, Fuel Gauge

PowerBike(TM)
         Frame:                     4130 Cro-Moly, Main Tubes
         Fork:                      Rigid, High Tensile Steel
         Power System:              Dual Motor, Rear Drive
         Battery Pack:              17 Amp Hour, Quick Release
         Charger:                   6 Amp, 110 VAC or 220 VAC
         Headset:                   1" Steel-Threaded
         Handlebar:                 Steel, Flat 6 Degree Bend
         Derailleurs:               Front: Sunrace, Rear: Shimano Altus
         Shift Levers:              Grip Shift, 21-Speed
         Crankset:                  Tracer Triple, 170 mm
         Freewheel:                 Index Compatible, 7-Speed
         Brakes:                    Alloy Cantilever, Front & Rear
         Hubs:                      Alloy, Quick-Release Front, Nutted Rear
         Tires:                     Front: All Terrain, Rear: Zap Power Tire
         Rims:                      Alloy, 36 Hole
         Saddle:                    Ultrasoft
         Options:                   Fuel Gauge, Headlights

U.S. Pro-Drive(TM) Bicycle
         Frame:                     High Tensile Steel; Cro-Moly Seat Tube
         Fork:                      ---
         Power System:              Direct-Drive
         Battery Pack:              Dual 12-volt, 12-Amp Hour
         Charger:                   1 Amp; optional 3 Amp
         Headset:                   ---
         Handlebar:                 ---
         Derailleurs:               Shimano
         Shift Levers:              Grip-Shift, 21 Speed
         Crankset:                  ---
         Freewheel:                 ---
         Brakes:                    V-type
         Hubs:                      ---
         Tires:                     Front and Rear:  All Terrain
         Rims:                      ---
         Saddle:                    ---
         Options:                   Front Shocks, Handle Bar Ends, Back Rack,
                                    Kick Stand Upgrade, Standard Dual
                                    Headlights, Extra Battery Pack

Electric skateboards and scooters

Zappy(TM)
         Frame:                     1-Part Folding, Steel Tube
         Fork:                      Rigid Steel
         Power System:              Rear Single Motor Belt Drive Roll-N-Go
         Battery Pack:              17 Amp Hour
         Charger:                   3.5 Amp, 110 VAC or 220 VAC
         Headset:                   1" Threadless
         Handlebar:                 Flat Bar, Quick Release Height Adjustment
         Derailleurs:               ---
         Shift Levers:              ---
         Crankset:                  ---
         Freewheel:                 ---
         Brakes:                    Rear Drum Brake
         Hubs:                      Sealed Bearing
         Tires:                     6.5" Solid Core
         Rims:                      Glass Fiber Reinforced
         Saddle:                    ---
         Options:                   6 Amp, Quick Charger

Zapino II(TM)/Zapino III(TM)
         Frame:                     2-Part Folding
         Fork:                      Rigid Steel
         Power System:              Single Motor, Front Belt Drive
         Battery Pack:              (2) 17 Amp Hour
         Charger:                   Built-in, 110 VAC or 220 VAC
         Headset:                   1 1/8" Steel Threaded
         Handlebar:                 Flat Bar, Quick Release Fold-Down Feature
         Derailleurs:               ---
         Shift Levers:              ---
         Crankset:                  ---
         Freewheel:                 ---
         Brakes:                    Drum Brakes, Front & Rear
         Hubs:                      Nutted Steel, Front & Rear
         Tires:                     Pneumatic with Schraeder Valve
         Rims:                      ---
         Saddle:                    Cushioned Saddle
         Options:                   ---

Electric tricycle

ZapTrike(TM)
         Frame:                     High Tensile Steel
         Fork:                      Rigid, High Tensile Steel
         Power System:              Dual Motor, Front Drive
         Battery Pack:              33 Amp Hour
         Charger:                   6 Amp, 110 VAC or 220 VAC
         Headset:                   1" Steel Threaded
         Handlebar:                 High Rise, Chrome-Plated
         Derailleurs:               ---
         Shift Levers:              ---
         Crankset:                  OPC Steel
         Freewheel:                 Single Free Wheel
         Brakes:                    Alloy Cantilever, Front
         Hubs:                      Nutted Steel, Front & Rear
         Tires:                     20x1.75 Blackwalls
         Rims:                      Steel. Chrome-Plated
         Saddle:                    Comfort Saddle
         Options:                   Headlights

U.S. Pro Drive(TM) Trike
         Frame:                     High Tensile Steel; Cro-Moly Seat Tube
         Fork:                      ---
         Power System:              Direct-Drive
         Battery Pack:              Dual 12-volt, 12-Amp Hour
         Charger:                   1 Amp; optional 3 Amp
         Headset:                   ---
         Handlebar:                 ---
         Derailleurs:               Shimano
         Shift Levers:              Grip-Shift, 21 Speed
         Crankset:                  ---
         Freewheel:                 ---
         Brakes:                    V-type
         Hubs:                      ---
         Tires:                     Front and Rear:  All Terrain
         Rims:                      ---
         Saddle:                    ---
         Options:                   Front Shocks, Handle Bar Ends, Back Rack,
                                    Kick Stand Upgrade, Standard Dual
                                    Headlights,Extra Battery Pack Retrofit Kits

         Zap Power System

         Motor: Ceramic, magnet, dual motor system Direct current, 400 watts/0.6 horsepower peak output, 5500 rpm peak

         Battery:                  12 Volt, 17 Amp Hour, sealed lead-acid
                                   dry-cell (starved electrolyte), recyclable
         Charger:                  6 Amp, portable automatic charger
         Charge time:              Maximum 3 hours.  Automatic trickle
                                   charge when battery is fully charged.
         Controller:               Two speed with regenerative function  Up to
                                   40 Amps can be generated.  Spring loaded
                                   on/off trigger
         Engagement:               Two modes; automatic or manual motor lockdown
         Range:                    Up to 15 miles when pedal assisted

         U.S. Pro Drive(TM) Electric Power System
         Motor:                     24-volt DC brushless motor
         Battery:                   Dual 12 Volt, 12 Amp Hour sealed lead acid
         Charger:                   Information not available
         Charge time:               6-8 hours (basic unit); 3 hours with
                                    optional charger
         Controller:                Electronic pulse-width modulated (PWM)
                                    motor controller
         Engagement:                Information not available
         Range:                     20 miles approximately on level ground
                                    (30 miles with nominal pedaling)


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1 All electric  bicycles,  tricycles and  skateboards  detailed  herein range in speed from 10-18 mph and in distance from 8-20 miles. 2 All batteries are sealed lead-acid dry cell (starved electrolyte) and recyclable.